EXHIBIT 10.1
RETIREMENT TERM SHEET

1.	Retirement Pay/Salary Continuation	Terminate salary at close of business on 7/31/05

2.	Bonus	To be determined by the Compensation Committee in its sole discretion, pro rated through 7/31/05

3.	Health Care Benefits	Participation in Executive Retiree Program, which generally provides medical benefits, at Executive’s cost, through Executive’s 65th birthday.

4.	401(k) Plan	No matching or other contributions after 7/31/05

5.	Options under 1995 Plan	Vesting of options to be accelerated as of 7/31/05. Options shall remain exercisable for 90 days following 7/31/05

6.	Options under 2003 Plan	Because of Executive’s continuation as a director, options will be unaffected by retirement, in accordance with the plan

7.	Restricted Stock Units	Because of Executive’s continuation as a director, RSUs will be unaffected by retirement, in accordance with the plan

8.	Car Allowance	Terminate car allowance at close of business on 7/31/05

9.	General Release	To be provided no later than August 5, 2005